SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the

Securities Exchange Act of 1934

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TRANSAMERICA FUNDS
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TRANSAMERICA FUNDS

Transamerica Emerging Markets Equity

570 Carillon Parkway

St. Petersburg, Florida 33716

Telephone: 1-888-233-4339

March 22, 2013

This information statement (“Information Statement”) is being furnished by the Board of Trustees (the “Board” or “Trustees”) of Transamerica Funds to the shareholders of Transamerica Emerging Markets Equity (the “Fund”). The Information Statement provides information regarding the approval by the Board of a new sub-advisory agreement on behalf of the Fund. The Fund is sub-advised by ClariVest Asset Management, LLC (“ClariVest” or the “Sub-Adviser”) pursuant to an agreement between Transamerica Asset Management, Inc. (“TAM” or “Adviser”) and ClariVest, a copy of which is attached hereto as Exhibit A (the “New Sub-Advisory Agreement”).

Transamerica Funds, a registered investment company, is organized as a Delaware statutory trust (“Transamerica Funds” or the “Trust”). Transamerica Emerging Markets Equity is a series of Transamerica Funds.

On or about December 24, 2012, ClariVest’s minority interest holders, Stellate Partners (5%) and Lovell Minnick Partners (40%), each sold their respective interests to Eagle Asset Management, Inc. This transaction constituted an “assignment” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) of the sub-advisory agreement between TAM and Clarivest, resulting in its automatic termination. The Board approved the New Sub-Advisory Agreement prior to the closing of the transaction, which took effect on or about December 24, 2012.

This Information Statement is provided in lieu of a proxy statement to shareholders of record of the Fund as of March 18, 2013, pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (“SEC”) on August 5, 1998. The Order permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) subject to the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the “1940 Act”, of the parties to the agreement (“Independent Trustees”), without obtaining shareholder approval. Pursuant to the Order, however, the Fund is required to provide certain information about a new sub-advisory agreement to its shareholders.

A Notice of Internet Availability of the Information Statement is being mailed on or about March 22, 2013. ClariVest will bear the costs associated with preparing and distributing this Information Statement and the Notice of Internet Availability of the Information Statement to shareholders.

The annual reports of the Fund are sent to shareholders of record following the Fund’s fiscal year end. The Fund’s fiscal year end is October 31. The Fund will furnish, without charge, a copy of its annual and semi-annual report to a shareholder upon request. Such requests should be directed to the Fund by calling toll free 1-888-233-4339. Copies of the annual and semi-annual report of the Fund also are available on the EDGAR Database on the Securities and Exchange Commission’s Internet site at www.sec.gov.

The enclosed material is for your information only. It is not a proxy statement and you are not being asked to vote. Please note that only one copy of the Notice of Internet Availability may be delivered to two or more investors who share an address, unless the Fund has received instructions to the contrary. Please contact the Fund at the address and phone number set forth above if you have any questions.

We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

The Information Statement will be available on the Fund’s website at https://www.transamericainvestments.com/media/PDF/Transamerica-Emerging-Markets-Equity-Information-Statement-0313.pdf until at least June 20, 2013. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Fund at 1-888-233-4339.

TRANSAMERICA EMERGING MARKETS EQUITY

a series of Transamerica Funds

INFORMATION STATEMENT

On December 21, 2012, the Board of the Fund approved, at the Adviser’s recommendation, a new sub-advisory agreement for the Fund as described below, effective December 24, 2012.

The sub-advisory agreement between ClariVest and TAM dated April 30, 2012 (the “Prior Sub-Advisory Agreement”) was automatically terminated when ClariVest’s minority interest holders, Stellate Partners (5%) and Lovell Minnick Partners (40%), each sold their respective interests to Eagle Asset Management, Inc. on or about December 24, 2012. The sale of these minority interests constituted a change in control of ClariVest, (the “Change of Control”)resulting in the “assignment” of the prior sub-advisory agreement between ClariVest and TAM under the Investment Company Act of 1940 (the “1940 Act”). Such an assignment under the 1940 Act results in the automatic termination of the agreement, giving rise to the necessity for Board approval at an in-person meeting of a new sub-advisory agreement between TAM and ClariVest with respect to the Fund (the “New Sub-Advisory Agreement”).

THE FUND AND ITS MANAGEMENT AGREEMENT

TAM, a Florida corporation located at 570 Carillon Parkway, St. Petersburg, FL 33716, manages the assets of the Fund pursuant to an Investment Advisory Agreement (the “Advisory Agreement”) dated April 30, 2012, which was approved by the Board, including a majority of the Independent Trustees, and the initial sole shareholder of the Fund. TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.

Subject to the terms of the Advisory Agreement, the Adviser (i) is responsible for the management of the Fund, (ii) selects and employs, subject to the review and approval of the Board, one or more sub-advisers to make the day-to-day investment selections for the Fund consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current registration statement, and (iii) reviews the sub-adviser’s continued performance.

No officer or Trustee of the Fund is a director, officer or employee of the Sub-Adviser. No officer or Trustee of the Fund, through the ownership of securities or otherwise, has any other material direct or indirect interest in the Sub-Adviser or any other person controlling, controlled by or under common control with the Sub-Adviser. Since the Record Date, none of the Trustees of the Fund has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which the Sub-Adviser or any of its affiliates was or is to be a party.

SUMMARY OF THE SUB-ADVISORY AGREEMENT

ClariVest serves as sub-adviser to the Fund. ClariVest provides sub-advisory services to the Fund pursuant to an investment sub-advisory agreement between TAM and ClariVest. As sub-adviser to the Fund, ClariVest is responsible for managing the assets of the Fund in a manner consistent with the terms of a sub-advisory agreement and the investment objective, strategies and policies of the Fund. The Prior Sub-Advisory Agreement was last approved by the, including a majority of the Independent Trustees, of the Fund on June 13 and 14, 2012.

As discussed below under “Evaluation by the Board,” the Board authorized the Adviser to enter into the New Sub-Advisory Agreement with ClariVest on behalf of the Fund, effective December 24, 2012, due to the Prior Sub-Advisory Agreement’s automatic termination on or about December 24, 2012, resulting from the Change of Control.

COMPARISON OF THE SUB-ADVISORY AGREEMENTS

The are no material differences between the terms of the Prior Sub-Advisory Agreement and those of the New Sub-Advisory Agreement. The sub-advisory fee rates payable by the Adviser to the Sub-Adviser have remained the same. A description of the sub-advisory fee rates appears below under the caption “Sub-Advisory Fees.” The New Sub-Advisory Agreement was approved by the Board on December 21, 2012 and was effective as of December 24, 2012.

Under the terms of the New Sub-Advisory Agreement, like the Prior Sub-Advisory Agreement subject to the supervision of the Trust’s Board of Trustees and TAM, the Sub-Adviser shall regularly provide the Fund with respect to such portion of the Fund’s assets as shall be allocated to the Sub-Adviser by TAM from time to time (the “Allocated Assets”) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and Statement of Additional Information, and subject to such other restrictions and limitations as directed by the officers of TAM or the Trust by notice in writing to the Sub-Adviser.

As was the case for the Prior Sub-Advisory Agreement, the New Sub-Advisory Agreement: (i) may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund; (ii) may be terminated by TAM upon written notice to the Sub-Adviser, without the payment of any penalty; (iii) may be terminated at any time by the Sub-Adviser upon 60 days’ written notice to TAM; and (iv) will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) and shall not be assignable by TAM without the consent of the Sub-Adviser.

As compensation for the services performed by the Sub-Adviser under the New Sub-Advisory Agreement, TAM shall pay the Sub-Adviser out of the advisory fee it receives with respect to the Fund, as promptly as possible after the last day of each month, a fee, computed daily as a percentage of average daily net assets on an annual basis. As described below under “Sub-Advisory Fees,” the compensation the Sub-Adviser will receive from TAM under the New Sub-Advisory Agreement is the same as it received under the Prior Sub-Advisory Agreement.

The New Sub-Advisory Agreement, like the Prior Sub-Advisory Agreement requires that the Sub-Adviser, at its expense, supply the Board, the officers of the Trust and the Adviser with all information and reports reasonably required by any of them and reasonably available to the Sub-Adviser relating to the services provided pursuant to the New Sub-Advisory Agreement, including such information that the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

Investors should refer to Exhibit A attached hereto for the complete terms of the New Sub-Advisory Agreement. The summary of the New Sub-Advisory Agreement set forth herein is qualified in its entirety by provisions of the New Sub-Advisory Agreement as set forth in Exhibit A.

TAM ADVISORY FEES

Under the Advisory Agreement, the Fund pays the Adviser on an annual basis the following advisory fee based on the Fund’s average daily net assets:

0.95% of the first $250 million

0.93% over $250 million up to $500 million

0.90% in excess of $500 million

SUB-ADVISORY FEES

The Sub-Advisory Fees to be paid by TAM to the Sub-Adviser have not changed in connection with the Change in Control of ClariVest and the New Sub-Advisory Agreement’s fee schedule is identical to that of the Prior Sub-Advisory Agreement.

Under the New Sub-Advisory Agreement, the Adviser (not the Fund) pays the Sub-Adviser the following sub-advisory fees for its services with respect to the Fund’s average daily net assets on an annual basis:

0.55% of the first $100 million

0.50% in excess of $100 million

The following table shows the management fees paid to TAM and Sub-Advisory fees paid by TAM to ClariVest for the fiscal year ended October 31, 2012.

Advisory Fees (after waivers/expense reimbursements)	Advisory Fees Waived/Expenses Reimbursed	Sub-Advisory Fees Paid (Net of Fees Reimbursed)
2012	2012	2012
$334,970	$5	$193,451

INFORMATION REGARDING THE SUB-ADVISER

ClariVest had approximately $3.1 billion in total assets under management as of December 31, 2012. ClariVest, a Delaware limited liability company, is located at 11452 El Camino Real, Suite 250, San Diego, CA 92130. ClariVest has been a registered investment adviser since 2006.

Portfolio Managers

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years
Alex Turner, CFA/2012	Portfolio Manager	ClariVest	Portfolio Manager of the Fund since 2012; Employee of ClariVest since 2008;
David R. Vaughn, CFA/2012	Portfolio Manager	ClariVest	Portfolio Manager of the Fund since 2012; Employee of ClariVest since 2006

Management and Governance

Listed below are the names, positions and principal occupations of the executive committee members and principal executive officers of the Sub-Adviser as of January 31, 2013. The principal address of each individual as it relates to his or her duties at the Sub-Adviser is the same as that of the Sub-Adviser.

Name	Position with ClariVest Asset Management LLC
Stacey R. Nutt	Chief Executive Officer, Chief Investment Officer, Manager
Jeff A. Jacobson	Chief Financial Officer and Chief Operations Officer
Tiffany A. Ayres	Chief Compliance Officer, General Counsel

Management Activities. As of January 31, 2013, the Sub-Adviser did not act as investment adviser or sub-adviser for any registered investment companies with investment objectives similar to those of the Fund.

EVALUATION BY THE BOARD

To assist the Board in its consideration of the New Sub-Advisory Agreement, the Board received in advance of the Meeting certain materials and information. In addition, the Independent Board Members consulted with their independent legal counsel, discussing, among other things, the legal standards and certain other considerations relevant to the Board’s deliberations. Following the presentation by TAM and a discussion amongst the Board Members and Management, the Board approved the New Sub-Advisory Agreement for an initial two-year period on behalf of the Fund.

Among other things, the Board considered:

(a)

that the Board had, prior to the Fund’s recent launch, performed a full review of the sub-advisory agreement with ClariVest and had determined that ClariVest had the capabilities, resources and personnel necessary to provide the sub-advisory services to the Fund;

(b)

assurances received from ClariVest that the change of control is not expected to result in any diminution in the nature, quality and extent of services provided to the Fund and its shareholders, including compliance services;

(c)	assurances received from ClariVest as to the consistency of the portfolio management team that would be primarily responsible for the day-to-day management of the Fund; and

(d)	that the sub-advisory fee schedule under the New Sub-Advisory Agreement would not differ from the schedule under the prior sub-advisory agreement.

The Board determined that the information the Board had considered with respect to the following factors in connection with its initial approval of the sub-advisory agreement with ClariVest and its conclusions regarding those factors were applicable to its decision to approve the New Sub-Advisory Agreement: (i) the nature, extent and quality of the advisory services to be provided; (ii) investment performance; (iii) cost of advisory services provided and level of profitability; (iv) whether fee levels reflect economies of scale and the extent to which economies of scale would be realized as the Fund grows; and (v) benefits to ClariVest from its relationship with the Fund.

Based upon its review and the representations made to it and after consideration of the above factors, and such other factors and information as it deemed relevant, the Board approved the New Sub-Advisory Agreement. No single factor reviewed by the Board was identified as the principal factor in determining whether to approve the New Sub-Advisory Agreement and each Board Member may have attributed different weights to the various factors considered.

BROKERAGE INFORMATION

There were no brokerage commissions incurred on security transactions placed with affiliates of the adviser or sub-adviser for the fiscal year ended October 31, 2012.

ADDITIONAL INFORMATION

TAM, the Trust’s investment adviser, and Transamerica Fund Services, Inc., the Trust’s transfer agent and administrator, are both located at 570 Carillon Parkway, St. Petersburg, Florida 33716. The Trust’s principal underwriter and distributor, Transamerica Capital, Inc., is located at 4600 South Syracuse Street, Suite 1100, Denver, Colorado 80237.

As of February 25, 2013, the Trustees and officers of the Fund, individually and as a group, owned beneficially less than 1% of the outstanding shares of the Fund.

As of February 25, 2013, the following persons owned of record 5% or more of the outstanding interests in the Fund:

Name & Address	Fund Name	Class	Percent Owned
Transamerica Asset Management Inc 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Emerging Markets Equity	A	61.16%
Pershing LLC 1 Pershing Plz Jersey City NJ 07399-0002	Transamerica Emerging Markets Equity	A	14.37%
National Financial Services LLC For the Exclusive Benefit of Our Customers 499 Washington Blvd Attn Mutual Fund Dept - 4th Floor Jersey City NJ 07310-2010	Transamerica Emerging Markets Equity	A	5.77%
Transamerica Asset Management Inc 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Emerging Markets Equity	C	72.07%
Pershing LLC 1 Pershing Plz Jersey City NJ 07399-0002	Transamerica Emerging Markets Equity	C	17.30%
State Street Bank Custodian SIM IRA Matthew Spence 10695 Mccrone Rd Milan MI 48160-9727	Transamerica Emerging Markets Equity	C	7.07%
LPL Financial 9785 Towne Centre Dr San Diego CA 92121-1968	Transamerica Emerging Markets Equity	I	46.94%
Transamerica Asset Management Inc 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Emerging Markets Equity	I	44.40%
State Street Bank & Trust Co Cust For The Sep IRA Of Earl D Dworkin 2955 Otterson Ct Palo Alto CA 94303-3840	Transamerica Emerging Markets Equity	I	6.32%
Transamerica Asset Allocation - Moderate Growth VP 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Emerging Markets Equity	I2	35.73%
Transamerica Asset Allocation - Moderate Growth Portfolio 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Emerging Markets Equity	I2	14.29%
Transamerica Asset Allocation - Moderate VP 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Emerging Markets Equity	I2	13.38%
Transamerica Asset Allocation - Growth VP 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Emerging Markets Equity	I2	11.54%
Transamerica Asset Allocation - Growth Portfolio 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Emerging Markets Equity	I2	11.35%
Transamerica Asset Allocation - Moderate Portfolio 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Emerging Markets Equity	I2	5.69%

Any shareholder who holds beneficially 25% or more of the Fund may be deemed to control the Fund until such time as such shareholder holds beneficially less than 25% of the outstanding common shares of the Fund. Any shareholder controlling the Fund may be able to determine the outcome of issues that are submitted to shareholders for vote and may be able to take action regarding the Fund without the consent or approval of other shareholders. As of February 25, 2013the following persons held beneficially 25% or more of the Fund.

Name & Address	Fund Name	Class	Percent Of Portfolio
Transamerica Asset Allocation-Moderate Growth VP 570 Carillon Pkwy St Petersburg FL 33716-1294	Transamerica Emerging Markets Equity	I2	35.52%

The Trust is a Delaware statutory trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for the Fund, or for the Trust as a whole, for purposes such as electing or removing Trustees, changing fundamental policies or approving an advisory contract. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received by the Trust at the Trust’s office within a reasonable time before the proxy solicitation is made.

By Order of the Board of Trustees, Transamerica Funds

Dennis P. Gallagher Vice President, General Counsel and Secretary

March 22, 2013

EXHIBIT A

INVESTMENT SUBADVISORY AGREEMENT

ClariVest Asset Management LLC

This Agreement, entered into as of December 24, 2012 by and between Transamerica Asset Management, Inc., a Florida corporation (referred to herein as “TAM”) and ClariVest Asset Management LLC, a Delaware limited liability company (referred to herein as the “Subadviser”).

TAM is the investment adviser to Transamerica Funds (the “Trust”), an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder and any exemptive orders thereunder, the “1940 Act”). TAM wishes to engage the Subadviser to provide certain investment advisory services to each series of the Trust listed on Schedule A hereto (the “Fund”). The Subadviser desires to furnish services for the Trust and to perform the functions assigned to it under this Agreement for the considerations provided. Accordingly, the parties have agreed as follows:

1.     Appointment. In accordance with the Investment Advisory Agreement between the Trust and TAM (the “Advisory Agreement”), TAM hereby appoints the Subadviser to act as subadviser with respect to the Fund for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render or cause to be rendered the services set forth for the compensation herein specified.

2.     Subadvisory Services. In its capacity as subadviser to the Fund, the Subadviser shall have the following responsibilities:

(a)

Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and TAM, the Subadviser shall regularly provide the Fund with respect to such portion of the Fund’s assets as shall be allocated to the Subadviser by TAM from time to time (the “Allocated Assets”) with investment research, advice, management and supervision and shall furnish a continuous investment program for the Allocated Assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and Statement of Additional Information, and subject to such other restrictions and limitations as directed by the officers of TAM or the Trust by notice in writing to the Subadviser. The Subadviser shall, with respect to the Allocated Assets, determine from time to time what securities and other investments and instruments will be purchased, retained, sold or exchanged by the Fund and what portion of the Allocated Assets will be held in the various securities and other investments in which the Fund invests, and shall implement those decisions (including the negotiation and execution of investment documentation and agreements, including, without limitation, swap, futures, options and other agreements with counterparties, on the Fund’s behalf as the Subadviser deems appropriate from time to time in order to carry out its responsibilities hereunder, provided the Subadviser provides TAM prompt notice of any new investment agreements and any material amendments to existing investment agreements and the opportunity for legal review), all subject to the provisions of the Trust’s Declaration of Trust and By-Laws (collectively, the “Governing Documents”), the 1940 Act and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), interpretive guidance issued thereunder by the SEC staff and any other applicable federal and state law, as well as the investment objectives, policies and restrictions of the Fund referred to above, any written instructions and directions of the Board or TAM provided to the Subadviser from time to time, and any other specific policies adopted by the Board and disclosed to the Subadviser. The Subadviser’s responsibility for providing investment research, advice, management and supervision to the Fund is limited to that discrete portion of the Fund represented by the Allocated Assets and the Subadviser is prohibited from directly or indirectly consulting with any other Subadviser for a portion of the Fund’s assets concerning Fund transactions in securities or other assets. The Subadviser is authorized as the agent of the Trust to give instructions with respect to the Allocated Assets to the custodian of the Fund as to deliveries of securities and other investments and payments of cash for the account of the Fund. Subject to applicable provisions of the 1940 Act, the investment program to be provided hereunder may entail the investment of all or substantially all of the assets of the Fund in one or more investment companies.

(b)

The Subadviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. In connection with the selection of such brokers or dealers and the placing of such orders, subject to applicable law, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board may adopt policies and procedures that modify and restrict the Subadviser’s authority regarding the execution of the Fund’s portfolio transactions provided herein.

(c)

The Fund hereby authorizes any entity or person associated with the Subadviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Subadviser agrees that it will not deal with itself, or with Trustees of the Trust or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Subadviser or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Subadviser or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing Documents and the Fund’s then-current Prospectus and Statement of Additional Information relative to the Subadviser and its directors and officers.

(d)

Unless TAM advises the Subadviser in writing that the right to vote proxies has been expressly reserved to TAM or the Trust or otherwise delegated to another party, the Subadviser shall exercise voting rights incident to any security purchased with, or comprising a portion of, the Allocated Assets, in accordance with the Subadviser’s proxy voting policies and procedures without consultation with TAM or the Fund. The Subadviser agrees to furnish a copy of its proxy voting policies and procedures, and any amendments thereto, to TAM. The Subadviser will not act on behalf of TAM or the Fund regarding any legal proceedings, including bankruptcies or class actions, involving the securities held by the Trust and the issuers of those securities.

(e)

The Subadviser will monitor the security valuations of the Allocated Assets. If the Subadviser believes that the Fund’s value of a security held by the Fund does not fairly represent the price that could be obtained for the security in a current market transaction, the Subadviser will notify TAM promptly. In addition, the Subadviser will be available to consult with TAM in the event of a pricing problem and to participate in the Trust’s Valuation Committee meetings.

3.     Activities of the Subadviser. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Subadviser to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Subadviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association. If the purchase or sale of securities for the Fund and one or more other accounts of the Subadviser is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Subadviser. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with the Subadviser’s policies and procedures as presented to the Board from time to time.

4.     Allocation of Charges and Expenses. During the term of this Agreement, the Fund will bear all expenses not expressly assumed by TAM or the Subadviser incurred in the operation of the Fund and the offering of its shares. Without limiting the generality of the foregoing:

(a)

The Fund shall pay its allocable share of (i) fees payable to TAM pursuant to the Advisory Agreement; (ii) the cost (including brokerage commissions, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities; (iii) expenses of organizing the Fund; (iv) filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; (v) the compensation, fees and reimbursements paid to the Trust’s non-interested Trustees; (vi) custodian and transfer agent fees; (vii) legal and accounting expenses allocable to the Fund, including costs for local representation in the Trust’s jurisdiction of organization and fees and expenses of special counsel, if any, for the independent Trustees; (viii) all federal, state and local tax (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; (ix) cost of certificates, if any, and delivery to purchasers; (x) expenses of preparing and filing reports with federal and state regulatory authorities; (xi) expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements (unless otherwise agreed to by the Trust and TAM); (xii) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (xiii) any costs, expenses or losses arising out of any liability of, or claim for damage or other relief asserted against, the Trust for violation of any law; (xiv) expenses of preparing, typesetting and printing prospectuses and supplements thereto for existing shareholders and of reports and statements to shareholders; (xv) fees and expenses in connection with membership in investment company organizations and 12b-1 fees; and (xvi) any extraordinary expenses incurred by the Trust on behalf of the Fund.

(b)	TAM shall pay all expenses incurred by it in the performance of its duties under this Agreement. TAM shall also pay all fees payable to the Subadviser pursuant to this Agreement.

(c)

The Subadviser shall pay all expenses incurred by it in the performance of its duties under this Agreement. The Subadviser shall authorize and permit any of its directors, officers and employees, who may be elected as Trustees or officers of the Trust, to serve in the capacities in which they are elected, and shall pay all compensation, fees and expenses of such Trustees and officers.

5.     Obligation to Provide Information. Each party’s obligation to provide information shall be as follows:

(a)

TAM shall cause the Subadviser to be kept fully informed at all times with regard to the securities owned by the Fund, its funds available, or to become available, for investment, and generally as to the condition of the Fund’s affairs. TAM shall furnish the Subadviser with such other documents and information with regard to the Fund’s affairs as the Subadviser may from time to time reasonably request.

(b)

The Subadviser, at its expense, shall supply the Board, the officers of the Trust and TAM with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder, including such information the Fund’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act.

6.     Compensation of the Subadviser. As compensation for the services performed by the Subadviser, TAM shall pay the Subadviser out of the advisory fee it receives with respect to the Fund, and only to the extent thereof, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate set forth opposite the Fund’s name on Schedule A annexed hereto. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Subadviser for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund or, if less, the portion thereof comprising the Allocated Assets, in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund, or portion thereof comprising the Allocated Assets, shall in all cases be based only on business days and be computed by the Fund’s administrator as of the time of the regular close of business of the New York Stock Exchange, or such other time as stated in the Fund’s then-current Prospectus or as may be determined by the Board.

7.     Compensation of Trustees, Officers and Employees. No Trustee, officer or employee of the Trust or the Fund shall receive from the Trust or the Fund any salary or other compensation as such Trustee, officer or employee while he is at the same time a director, officer, or employee of the Subadviser or any affiliated company of the Subadviser, except as the Board may decide. This paragraph shall not apply to Trustees, executive committee members, consultants and other persons who are not regular members of the Subadviser’s or any affiliated company’s staff.

8.     Term. This Agreement shall continue in effect with respect to the Fund, unless sooner terminated in accordance with its terms, for two years from its effective date, and shall continue in effect from year to year thereafter, provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Board or the affirmative vote of a majority of outstanding voting securities of that Fund.

9.     Termination. This Agreement may be terminated with respect to the Fund at any time, without penalty, by the Board or by the shareholders of the Fund acting by vote of at least a majority of its outstanding voting securities. This Agreement may also be terminated by TAM upon written notice to the Subadviser, without the payment of any penalty. The Subadviser may terminate the Agreement only upon giving 60 days’ advance written notice to TAM. This Agreement shall terminate automatically in the event of its assignment by the Subadviser and shall not be assignable by TAM without the consent of the Subadviser. For the avoidance of doubt, it is understood that this Agreement may be amended, terminated or not renewed as to one or more Funds without affecting the other Funds hereunder.

10.     Use of Name. If this Agreement is terminated with respect to the Fund and the Subadviser no longer serves as subadviser to the Fund, the Subadviser reserves the right to withdraw from the Trust the right to the use of its name with respect to that Fund or any name misleadingly implying a continuing relationship between the Fund and the Subadviser or any of its affiliates. During the term of this Agreement, TAM and the Fund authorize the Subadviser to use their legal name or trade name (if any) in a list of Subadviser’s clients in the marketing and promotional materials used by the Subadviser in connection with services offered by it to existing and prospective clients.

11.     Liability of the Subadviser. The Subadviser may rely on information reasonably believed by it to be accurate and reliable. The Subadviser assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Subadviser against any liability to TAM or the Fund to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 11, the term the “Subadviser” shall include any affiliates of the Subadviser performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Subadviser and such affiliates.

12.     Meanings of Certain Terms. For the purposes of this Agreement, the Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus and Statement of Additional Information and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

13.     Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally with respect to the Fund, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of the Agreement shall be effective with respect to the Fund until approved, if so required by the 1940 Act, by vote of the holders of a majority outstanding voting securities of that Fund. Schedule A hereto may be amended at any time to add additional series of the Trust as agreed by the Trust, TAM and the Subadviser.

14.     Books and Records. The Subadviser agrees that it will keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund’s request. The Subadviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

15.     Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

16.     Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Florida and the applicable provisions of the 1940 Act.

17.     Interpretation. Nothing contained herein shall be deemed to require the Trust to take any action contrary to its Governing Documents, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust.

18.     Receipt of Documents. TAM acknowledges receipt of the Subadviser’s Privacy Notice, Form ADV Parts 1, 2A and 2B, and Stellate Partners’ solicitor disclosure document as required by Rule 206(4)-3 under the Advisers Act.

The parties hereto have caused this Agreement to be executed by their duly authorized signatories as of the date and year first above written.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples
Name:	Christopher A. Staples
Title:	Senior Vice President and Chief Investment Officer, Advisory Services

CLARIVEST ASSET MANAGEMENT LLC

By:	/s/ Tiffany A. Ayres
Name:	Tiffany A. Ayres
Title:	General Counsel, Chief Compliance Officer

SCHEDULE A

Fund	Sub-Adviser Compensation[1]	Effective Date
Transamerica Emerging Markets Equity	0.55% of the first $100 million; and 0.50% in excess of $100 million	December 24, 2012

[1]	as a percentage of average daily net assets on an annual basis.

TRANSAMERICA EMERGING MARKETS EQUITY

a series of Transamerica Funds

570 Carillon Parkway

St. Petersburg, FL 33716

Telephone: 1-888-233-4339

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to Transamerica Emerging Markets Equity (the “Fund”), a series of Transamerica Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The Information Statement details a recent sub-advisory agreement change relating to the Fund. Specifically, the Board of Trustees of the Fund has approved a new sub-advisory agreement on behalf of the Fund between Transamerica Asset Management, Inc. (“TAM”) and ClariVest Asset Management, LLC.

The Trust and TAM have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval. The Order instead requires that an information statement be sent to you. In lieu of physical delivery of the Information Statement, the Trust will make the Information Statement available to you online.

The full Information Statement will be available to review on the Fund’s website at https://www.transamericainvestments.com/media/PDF/Transamerica-Emerging-Markets-Equity-Information-Statement-0313.pdf until at least June 20, 2013. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting your Fund at 1-888-233-4339.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.